THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is dated as of December 1, 2005, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), each of the NEW SUBSIDIARIES listed on Schedule II hereto (collectively, the “New Subsidiaries”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 22, 2004 (as amended by the First Supplemental Indenture dated as of July 20, 2004 and as further amended by the Second Supplemental Indenture dated as of November 5, 2004, the “Indenture”), providing for the issuance of the Issuer’s 7% Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder of the Notes, for the purpose of making any change that would not materially adversely affect the rights of any Holder of the Notes;

WHEREAS, the Issuer has recently created or acquired, as appropriate, the New Subsidiaries;

WHEREAS, in Section 1.01 of the Indenture the term “Subsidiary Guarantor” is defined to include all Persons that become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date;

WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer’s obligations under the Notes, subject to the terms and conditions described in the Indenture;

WHEREAS, Section 10.04 of the Indenture provides that nothing contained in the Indenture shall prevent any consolidation or merger of a Subsidiary Guarantor with or into another Subsidiary Guarantor;

WHEREAS, Florida Lessor - Five Facilities, Inc. (“FL Lessor”) merged with and into OHI Asset (FL), LLC (“OHI (FL)”) on February 28, 2005 and OHIO Lessor - Waterford & Crestwood, Inc. (together with FL Lessor, the “Merged Subsidiaries”) merged with and into OHI Asset III (PA) Trust (together with OHI (FL), the “Surviving Subsidiaries”) on June 28, 2005;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the New Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  ACKNOWLEDGMENT OF MERGED SUBSIDIARIES. The parties hereto hereby acknowledge the merger of the Merged Subsidiaries into the respective Surviving Subsidiaries and the assumption of the obligations of the Merged Subsidiaries as Subsidiary Guarantors under the Indenture by the respective Surviving Subsidiaries.

3.  AGREEMENT TO GUARANTEE. The New Subsidiaries hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as a Subsidiary Guarantor. Such guarantees shall be evidenced by the respective New Subsidiaries’ execution of Subsidiary Guarantees, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of the date hereof.

4.  NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder of the New Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Third Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting and holding a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

5.  NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this Third Supplemental Indenture.

6.  COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7.  EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.  THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the New Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By:  /s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

On behalf of each Subsidiary Guarantor, or its sole member, general partner or trustee, named on the attached Schedule I

By:  /s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer and Treasurer

On behalf of each New Subsidiary, or its sole member, general partner or trustee, named on the attached Schedule II

By:  /s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Teresa Davis
Name: Teresa Davis
Title: Vice President

Schedule I

SUBSIDIARY GUARANTORS

Omega Healthcare Investors, Inc.
Arizona Lessor - Infinia, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Center Healthcare Associates, Inc.
Cherry Street - Skilled Nursing, Inc.
Colorado Lessor - Conifer, Inc.
Dallas Skilled Nursing, Inc.
Delta Investors I, LLC
Delta Investors II, LLC
Florida Lessor - Crystal Springs, Inc.
Florida Lessor - Emerald, Inc.
Florida Lessor - Five Facilities, Inc.*
Florida Lessor - Lakeland, Inc.
Florida Lessor - Meadowview, Inc.
Florida Lessor - West Palm Beach and Southpoint, Inc.
Georgia Lessor - Bonterra/Parkview, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Indiana Lessor - Jeffersonville, Inc.
Indiana Lessor - Wellington Manor, Inc.
Jefferson Clark, Inc.
Lake Park Skilled Nursing, Inc.
Long Term Care - Michigan, Inc.
Long Term Care - North Carolina, Inc.
Long Term Care Associates - Illinois, Inc.
Long Term Care Associates - Indiana, Inc.
Long Term Care Associates - Texas, Inc.
NRS Ventures, LLC
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (PA), LLC (f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC)
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (TX), LLC
OHI Asset II (CA), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Ohio Lessor Waterford & Crestwood, Inc.*
OHI of Kentucky, Inc.
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega Acquisition Facility I, LLC
Omega TRS I, Inc.
OS Leasing Company
Parkview - Skilled Nursing, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing - Gaston, Inc.
Skilled Nursing - Herrin, Inc.
Skilled Nursing - Hicksville, Inc.
Skilled Nursing - Paris, Inc.
South Athens Healthcare Associates, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Texas Lessor - Stonegate GP, Inc.
Texas Lessor - Stonegate Limited, Inc.
Texas Lessor - Stonegate, L.P.
Texas Lessor - Treemont, Inc.
Washington Lessor - Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH) Lender, LLC
OHI Asset (PA) Trust

*Subsidiary was merged with and into another subsidiary wholly owned by Omega Healthcare Investors, Inc.

Schedule II

NEW SUBSIDIARIES

Baldwin Health Center, Inc., a Pennsylvania corporation

Canton Health Care Land, Inc., an Ohio corporation

Dixon Health Care Center, Inc., an Ohio corporation

Hanover House, Inc., an Ohio corporation

House of Hanover, Ltd., an Ohio limited liability company

Hutton I Land, Inc., an Ohio corporation

Hutton II Land, Inc., an Ohio corporation

Hutton III Land, Inc., an Ohio corporation

Leatherman 90-1, Inc., an Ohio corporation

Leatherman Partnership 89-1, Inc., an Ohio corporation

Leatherman Partnership 89-2, Inc., an Ohio corporation

Meridian Arms Land, Inc., an Ohio corporation

OHI Asset (CT) Lender, LLC, a Delaware limited liability company

OHI Asset II (PA) Trust, a Maryland trust

OHI Asset III (PA) Trust, a Maryland trust

Orange Village Care Center, Inc., an Ohio corporation

Pavillion North, LLP, a Pennsylvania limited partnership

Pavillion North Partners, Inc., a Pennsylvania corporation

Pavillion Nursing Center North, Inc., a Pennsylvania corporation

St. Mary’s Properties, Inc., an Ohio corporation

Wilcare, LLC, an Ohio limited liability company

Colonial Gardens, LLC, an Ohio limited liability company

Copley Health Center, Inc., an Ohio corporation

The Suburban Pavilion, Inc., an Ohio corporation